                                                                   EXHIBIT 10.13

--------------------------------------------------------------------------------


                               IRON AGE HOLDINGS


                              __________________

                            STOCKHOLDERS AGREEMENT

                              __________________


                         DATED AS OF FEBRUARY 26, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1.  DEFINITIONS...........................................................................    2
          1.1.  Certain Definitions.......................................................    2
          1.2.  Certain Matters of Construction...........................................    7
          1.3.  Cross Reference Table.....................................................    8

2.  VOTING AGREEMENT......................................................................    9
          2.1.  Election of Directors.....................................................    9
          2.2.  Removal...................................................................   10
          2.3.  Successors................................................................   10
          2.4.  Certain Liquidity Transactions............................................   10
          2.5.  Observation Rights........................................................   11
          2.6.  The Company...............................................................   11
          2.7.  Period....................................................................   11

3.  CERTAIN TRANSFER RIGHTS AND RESTRICTIONS..............................................   11
          3.1.  Securities................................................................   11
          3.2.  Period....................................................................   14
          3.3.  Status in Hands of Certain Transferees....................................   15
          3.4.  Lock-Up...................................................................   16
          3.5.  Restriction on Certain Transfers by Fund Investors While Preferred Stock
          is Outstanding..................................................................   16
4.  CERTAIN PUT RIGHTS ...................................................................   16
          4.1.  Put Right.................................................................   16
          4.2.  Closing; Assignability of Company Purchase Rights; Related Matters........   17
          4.3.  Period....................................................................   18
          4.4.  Construction..............................................................   18

5.  "TAKE ALONG" RIGHTS ..................................................................   18
          5.1.  Procedure.................................................................   18
          5.2.  Certain Legal Requirements................................................   19
          5.3.  Further Assurances........................................................   20
          5.4.  Closing...................................................................   21
          5.5.  Period....................................................................   21

6.  CO-SALE RIGHTS........................................................................   21
          6.1.  Tag Along.................................................................   21

          6.2.  Certain Legal Requirements................................................  23
          6.3.  Further Assurances........................................................  24
          6.4.  Closing...................................................................  25
          6.5.  Excluded Transactions.....................................................  25
          6.6.  Period....................................................................  26

7.  REGISTRATION RIGHTS...................................................................  26
          7.1.  Piggyback Registration Rights.............................................  27
          7.2.  Demand Registration Rights................................................  28
                 7.3.  Registration on Form S-8...........................................  31
          7.4.  Certain Other Provisions..................................................  31
          7.5.  Indemnification and Contribution..........................................  36
          7.6.  Lock-up...................................................................  40

8.  CERTAIN FUTURE EQUITY FINANCINGS OF THE COMPANY.......................................  41
          8.1.  Right of Participation....................................................  41
          8.2.  Excluded Transactions.....................................................  47
          8.3. Right to Purchase Shares Underlying Series A Options in Certain
          Circumstances...................................................................  48

9.  DETERMINATION OF FAIR MARKET VALUE....................................................  48

10.  REMEDIES.............................................................................  50
          10.1.  Generally................................................................  50
          10.2.  Deposit..................................................................  50

11.  LEGEND...............................................................................  51

12.  AMENDMENT, ETC.......................................................................  52
          12.1.  No Oral Modifications....................................................  52
          12.2.  Written Modifications....................................................  52
          12.3.  Automatic Partial Termination............................................  52

13.  MISCELLANEOUS........................................................................  53
          13.1.  Authority; Effect........................................................  53
          13.2.  Notices..................................................................  53
          13.3.  Binding Effect, etc......................................................  55
          13.4.  Descriptive Headings.....................................................  55
          13.5.  Counterparts.............................................................  55

          13.6.  Severability.............................................................  56
14.  GOVERNING LAW, ARBITRATION...........................................................  56
          14.1.  Governing Law............................................................  56
          14.2.  Consent to Jurisdiction..................................................  56
          14.3.  Waiver of Jury Trial.....................................................  57
          14.4.  Reliance.................................................................  57

                            STOCKHOLDERS AGREEMENT


     This Stockholders Agreement (the "Agreement") is made as of February 26,
                                       ---------
1997 (the "Original Closing Date"), by and among:
           ---------------------

     (i)   IA Holdings Corp., a Delaware corporation (the "Company"),
                                                           -------

     (ii)  Fenway Partners Capital Fund, L.P. (the "Initial Fund Investor"), and
                                                    ---------------------
           each of the other Fund Investors from time to time becoming a party hereto pursuant to the terms hereof,

     (iii) New York Life Insurance Company (the "Initial Mezzanine Investor"),
                                                 --------------------------
           and each of the other Mezzanine Investors from time to time becoming a party hereto pursuant to the terms hereof; and

     (iv) each of the Management Investors from time to time becoming a party hereto pursuant to the terms hereof (each of the Fund Investors, the Mezzanine Investors and the Management Investors, being referred to herein as an "Investor" and collectively as the "Investors").
                         --------                           ---------

                                   Recitals
                                   --------

     1. On or about the Original Closing Date, IAH Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), is acquiring all of the issued and outstanding capital stock of
  -----------
Iron Age Holdings Corporation, a Delaware corporation (the "Acquired Company"),
                                                            ----------------
pursuant to a Stock Purchase Agreement dated as of December 26, 1996, as amended on or about the Original Closing Date (the "Purchase Agreement"), among the
                                            ------------------
Acquired Company, Acquisition and the stockholders of the Acquired Company. Immediately following such acquisition, Acquisition is being merged with and into the Acquired Company and, immediately thereafter, the Acquired Company is being merged with and into Iron Age Corporation, a Delaware corporation and a wholly-owned subsidiary of the Acquired Company ("Iron Age").
                                                  --------

     2. Pursuant to a Stock Subscription Agreement dated as of the Original Closing Date, the Initial Fund Investor has agreed to purchase an aggregate of approximately 80,291 shares of Common Stock, par value $.01 per share ("Common
                                                                        ------
Stock"), of the Company.
-----

     3. Pursuant to the Purchase Agreement, certain Management Investors were issued options (the "Replacement Options") to purchase an aggregate of
                     -------------------
approximately 11,528 shares of Common Stock in exchange for exercisable options of the Acquired Company held by such Management Investors or for other consideration. In addition, certain Management Investors have been or may be issued from time to time options (the "Performance-Based Management Options") to
                                       ------------------------------------
acquire shares of Common Stock subject to satisfaction of certain conditions.

     4.   Pursuant to a Securities Purchase Agreement (the "Mezzanine Securities
                                                            --------------------
Purchase Agreement") and a Note Subscription Agreement, each dated as of the
------------------
Original Closing Date, the Initial Mezzanine Investor and the Initial Fund Investor have agreed to purchase (i) an aggregate of 1,500 shares of Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company,
                                            ---------------
(ii) an aggregate of approximately 8,333 shares of Common Stock, (iii) warrants (the "Mezzanine Warrants") to purchase an aggregate of approximately 6,962
      ------------------
shares of Common Stock and (iv) subordinated notes in an aggregate principal amount of $15,000,000.

     5. The parties believe that it is in the best interests of the Company, and the Investors to: (i) provide that certain shares of Preferred Stock, Common Stock and Options shall be transferable only upon compliance with the terms hereof; (ii) provide the Company with certain rights and obligations with respect to the purchase of shares of Preferred Stock, Common Stock and Options under certain circumstances; (iii) provide for certain rights and obligations with respect to the election of directors of the Company; and (iv) set forth their agreements on certain other matters.

                                   Agreement
                                   ---------

     Now therefore, in consideration of the foregoing and the mutual agreements set forth below, the parties hereto, each intending to be legally bound, hereby agree as follows:

     1.   DEFINITIONS.  For purposes of this Agreement:

               1.1.  Certain Definitions.  The following terms shall have the
                     -------------------
following meanings:

               1.1.1.  "Affiliate" shall mean, with respect to any specified
                        ---------
     Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.

               1.1.2.  "Affiliated Fund" shall mean any limited partnership or
                        ---------------
     other Person formed for the purpose of investing in other companies or businesses and for which Fenway Partners, L.P., a Delaware limited partnership, or any of its Affiliates, acts as a general partner.

               1.1.3.  "Board" shall mean the Board of Directors of the Company.
                        -----

               1.1.4.  "Cause" shall mean, in the context of termination of the
                        -----
     employment or the directorship of any person, any of the following events or conditions: (i) such person's failure to perform (other than by reason of disability) his or her duties and responsibilities to the Company and its Affiliates which is not remedied within 14 days after receipt of written notice thereof from the Company, (ii) any act of fraud, embezzlement or other material dishonesty, (iii) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude; (iv) conduct that would be reasonably likely to make the Company or any of its Affiliates subject to civil or criminal liabilities or (v) such person's failure to take or refrain from taking any action as specified in written directions of the Board following receipt by such person of such written directions; provided, however, that if such
                                             --------  -------
     person is party to a written employment agreement with the Company or its subsidiaries containing a definition of "Cause" for termination of employment, then, with respect to such person, such alternative definition shall govern for purposes of this Agreement.

               1.1.5.  "Cost" shall mean, in the context of the Cost of
                        ----
     securities subject to the provisions of Section 4, (i) in the case of Shares, the amount (in the form of subscription price or exercise price or otherwise) paid to the Company upon issuance of such Shares and (ii) in the case of Options, and amount equal to the value of the consideration paid therefor as determined by the Board; in each case adjusted appropriately to take account of any stock splits, stock dividends, conversions or consolidations of stock or substantially similar reorganizations of the Company's capital stock.

               1.1.6.  "Exchange Act" shall mean Securities Exchange Act of
                        ------------
     1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

               1.1.7.  "Fair Market Value" shall mean, as of any date, the fair
                        -----------------
     value of any Security or other securities as of the applicable date, as determined pursuant to Section 9.

               1.1.8.   "Fund Investor" shall mean any Initial Fund Investor and
                         -------------
     any Affiliated Fund or transferee pursuant to Section 6.5 (other than Section 6.5(c) or 6.5(e)) which, from time to time, acquires Fund Securities and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such Person agrees to be bound by the terms of this Agreement to the same extent as a Initial Fund Investor.

               1.1.9.   "Fund Majority Holders" shall mean, as of any date, the
                         ---------------------
     holders of a majority of the Fund Securities outstanding on such date (calculated on the basis of Common Stock equivalents by assuming that each Option were exercised and all shares of Common Stock issuable upon exercise thereof were issued and outstanding and held by the holder of such Option).

               1.1.10.  "Fund Securities" shall mean all Shares and Options
                         ---------------
     originally issued to (or issued upon conversion of or otherwise with respect to Shares and Options originally issued to) or held by the Fund Investors, whenever issued, other than Shares issued to the Initial Fund Investor pursuant to the Mezzanine Securities Purchase Agreement.

               1.1.11.  "Independent Investment Banking Firm" means any
                         -----------------------------------
     investment banking firm which is not the beneficial owner of any equity interest in the Company or any shareholder of the Company.

               1.1.12.  "Initial Public Offering" shall mean the first public
                         -----------------------
     offering of shares of Common Stock registered on Form S-1 (or any successor form) under the Securities Act.

               1.1.13.  "Management Investor" shall mean any director, officer
                         -------------------
     or employee of the Company or any of its Subsidiaries designated by the Board to be a Management Investor hereunder and any transferee pursuant to
     Section 3.1.4 or 3.1.5 who, from time to time, acquires Shares or Options and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such person agrees to be bound by the terms of this Agreement as a Management Investor.

               1.1.14.  "Management Majority Holders" shall mean, as of any
                         ---------------------------
     date, the holders of a majority of the Management Securities outstanding on such date.

               1.1.15.  "Management Securities" shall mean all Shares originally
                         ---------------------
     issued to (or issued upon conversion of or otherwise with respect to Shares originally issued to) or held by the Management Investors, whenever issued, including without limitation all Shares issued or issuable pursuant to the exercise of any Options originally issued to or held by the Management Investors, whenever issued, and all such Options.

               1.1.16.  "Members of the Immediate Family" shall mean, with
                         -------------------------------
     respect to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created solely for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

               1.1.17.  "Mezzanine Investor" shall mean the Initial Mezzanine
                         ------------------
     Investor and any other Person which, from time to time, acquires Mezzanine Securities (including, without limitation, any Mezzanine Securities acquired from the Initial Fund Investor) and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such Person agrees to be bound by the terms of this Agreement to the same extent as the Initial Mezzanine Investor.

               1.1.18.  "Mezzanine Majority Holders" shall mean, as of any date,
                         --------------------------
     the holders of a majority of outstanding Mezzanine Securities consisting of Common Stock issued on such date.

               1.1.19.  "Mezzanine Securities" shall mean all Shares and all
                         --------------------
     Options (including, without limitation, the Mezzanine Warrants) originally issued to (or issuable upon conversion or exercise of, or otherwise with respect to, Shares or Options originally issued to) or held by the Mezzanine Investors, whenever issued and shall also include any Shares issued to the Initial Fund Investor pursuant to the Mezzanine Securities Purchase Agreement.

               1.1.20.  "MFN Letter Agreement" shall mean the letter agreement
                         --------------------
     dated the Original Closing Date among the Initial Mezzanine Investor, Acquisition and the Company regarding the terms of any resale of Mezzanine Securities by the Initial Fund Investor.

               1.1.21.  "Non-Fund Securities" shall mean all Securities other
                         -------------------
     than Fund Securities, whenever issued.

               1.1.22.  "Options" shall mean any options or warrants or other
                         -------
     rights to subscribe for, purchase or otherwise acquire Common Stock, other than rights to acquire Shares pursuant to this Agreement, including, without limitation, the Replacement Options, the Performance-Based Management Options and the Mezzanine Warrants.

               1.1.23.  "Permitted Transferee" shall mean, as to each Management
                         --------------------
     Security, a transferee of such Management Security in compliance with
     Section 3.1.4 or 3.1.5.

               1.1.24   "Person" shall mean any individual, partnership,
                         ------
     corporation, company, association, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

               1.1.25.  "Registrable Securities" shall mean (i) all shares of
                         ----------------------
     Common Stock, (ii) all shares of Common Stock issuable upon exercise of any Option and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) and
     (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144, in each case in compliance with any applicable provisions of this Agreement.

               1.1.26.  "Rule 144" shall mean Rule 144, as from time to time in
                         --------
     effect, promulgated by the Securities and Exchange Commission under the Securities Act (including without limitation clause (k) thereof).

               1.1.27.  "Securities" shall mean all Shares and all Options
                         ----------
     included in the Fund Securities, the Mezzanine Securities and the Management Securities.

               1.1.28.  "Senior Credit Agreement" shall mean the credit
                         -----------------------
     agreement dated as of February 26, 1997 among Acquisition, the Company, Banque Nationale de Paris as agent and the initial lenders named therein.

               1.1.29.  "Securities Act" shall mean the Securities Act of 1933,
                         --------------
     as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

               1.1.30.  "Series A Option Shares" shall mean shares of Common
                         ----------------------
      Stock issuable upon exercise of Series A Options.

               1.1.31.  "Series A Options" shall have the meaning ascribed to
                         ----------------
     that term in the Company's 1997 Stock Option Plan as in effect on the date hereof.

               1.1.32.  "Shares" shall mean all shares of Common Stock and also,
                         ------
     in the case of Mezzanine Investors, all shares of Preferred Stock.

               1.1.33.  "Subsidiary" shall mean any Person of which the Company
                         ----------
     or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or control the Board of Directors, including without limitation, in the case of the Company: Iron Age Corporation, Iron Age Canada Ltd., Iron Age Investment Company, Falcon Shoe Mfg. Co., and Iron Age de Mexico S.A. de C.V.

               1.1.34.  "Voting Shares" shall mean, with respect to any matter
                         -------------
     to be voted upon, all Shares included in the Securities entitled to vote with respect to such matter.

               1.2.  Certain Matters of Construction. In addition to the
                     -------------------------------
definitions referred to as set forth in the Section 1.1:

               (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

               (b) References to a Section, Schedule or Exhibit are to a Section of, or Schedule or Exhibit to, this Agreement;

               (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined;

               (d) The masculine, feminine and neuter genders shall each include the other;

               (e) Except as otherwise provided herein, any Person who holds Options shall be deemed to be the holder of the Registrable Securities obtainable upon exercise of the Options in connection with the transfer thereof or otherwise regardless of any restriction or limitation on such exercise or conversion; and

               (f) Whenever a percentage of one or more types of Securities is specified, such percentage shall be calculated on the basis of the number of Registrable Securities represented by such one or more types.

     1.3.  Cross Reference Table.  The following terms defined elsewhere in this
           ---------------------
Agreement in the Sections set forth below shall have the respective meanings therein defined:

     Term                                         Definition
     ----                                         ----------

     "Acquired Company"                           Recitals
     "Acquisition"                                Recitals
     "Agreement"                                  Preamble
     "Call Management Investor Group"             Section 4
     "Call Option"                                Section 4
     "Come Along Notice"                          Section 5.1
     "Common Stock"                               Recitals
     "Company"                                    Preamble
     "Company Note"                               Section 4
     "Fair Market Value"                          Section 9
     "Fund Designated Directors"                  Section 2.1
     "General Representations"                    Section 5.3
     "Individual Representations"                 Section 5.3
     "Initial Fund Investor"                      Preamble
     "Initial Mezzanine Investor"                 Preamble
     "Initiating Holders"                         Section 7.2
     "Investor"                                   Preamble
     "Issuance"                                   Section 8
     "Jensen Designated Director"                 Section 2.1
     "Majority Initiating Holders"                Section 7.2
     "Mezzanine Securities Purchase Agreement"    Recitals
     "Non-Complying Investor"                     Section 10.2
     "Original Closing Date"                      Preamble
     "Other Offered Securities"                   Section 8.1
     "Participating Buyer"                        Section 8.1

     "Participating Seller"                       Section 5.1
     "Preemption Notice"                          Section 8.1
     "Preemptive Portion"                         Section 8.1
     "Preemptive Purchaser Offerees"              Section 8.1
     "Prime Rate"                                 Section 4.1.2
     "Proposed Buyer"                             Section 5; 6.1
     "Proposed Fund Seller"                       Section 5; 6.1
     "Public Offering"                            Section 7.1
     "Purchase Agreement"                         Recitals
     "Requesting Majority Holders"                Section 5.5
     "Sale"                                       Section 5; 6.1
     "Sale Percentage"                            Section 5; 6.1
     "Subject Securities"                         Section 8.1
     "Tag Along Notice"                           Section 6.1
     "Tag Along Offerees"                         Section 6.1
     "Transfer"                                   Section 3.1

      2.  VOTING AGREEMENT.

      2.1.  Election of Directors. Each holder of Voting Shares hereby agrees to
            ---------------------
cast all votes to which such holder is entitled in respect of the Voting Shares now or hereafter owned by such holder, whether at any annual or special meeting of stockholders, by written consent or otherwise, to:

      (i) fix the number of directors constituting the Board at such number equal to or greater than three (3), as may be directed from time to time by the Fund Majority Holders;

     (ii) for so long as Donald R. Jensen owns Series A Options (including, for the purposes of such calculation, any shares of Common Stock issued upon exercise thereof) owned by him immediately after the closing under the Purchase Agreement, elect as a member of the Board Donald R. Jensen or, if he chooses not to serve as a director, such other individual as may be designated by Donald R. Jensen for election; provided, however, that any such other individual must be
                      --------  -------
            reasonably acceptable to and approved in advance by the Fund Majority Holders (Donald R. Jensen or such other individual being referred to herein in such capacity as the "Jensen Designated
                                                        -----------------
            Director");
            --------

     (iii) elect as the remaining members of the Board such individuals as may be designated by the Fund Majority Holders for election after consultation with the Jensen Designated Director; provided, however,
                                                              --------  -------
            that, notwithstanding anything herein to the contrary, the Fund Majority Holders at all times shall have the right in their sole discretion to designate a majority of the Board for election (the "Fund Designated Directors").
             --------------------------

     2.2.  Removal.  No Fund Designated Director may be removed without the
           -------
consent of the Fund Majority Holders, except for Cause as determined in good faith by decision of all of the directors other than the Fund Designated Director in question. For so long as Donald R. Jensen continues to hold Series A Options (including, for the purposes of such calculation, any shares of Common Stock issued upon exercise thereof) owned by him immediately after the closing under the Purchase Agreement, no Jensen Designated Director may be removed without the consent of Donald R. Jensen, except for Cause as determined in good faith by decision of all of the directors other than the Jensen Designated Director. No other director may be removed without the consent of either a majority of the directors then in office or a majority of the then outstanding Shares entitled to vote thereon.

     2.3.  Successors.  In the event a director shall cease to serve for any
           ----------
reason, then the Fund Majority Holders shall have the right to nominate a successor director; provided, however, that no director removed for Cause shall
                    --------  -------
be renominated or reelected and provided further that if the director that so
                                -------- -------
ceases to serve is the Jensen Designated Director and following such cessation Donald R. Jensen continues to hold Series A Options (including, for the purposes of such calculation, any shares of Common Stock issued upon exercise thereof) owned by him immediately after the closing under the Purchase Agreement then Donald R. Jensen shall have the right to nominate such successor. Each holder of Voting Shares shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the Board pursuant to the Company's By-laws and Certificate of Incorporation, each as amended and in effect from time to time.

     2.4.  Certain Liquidity Transactions.  Each holder of Non-Fund Securities
           ------------------------------
agrees to cast all votes to which such holder is entitled in respect of the Voting Shares now or hereafter owned by such holder, and, subject to fiduciary obligations imposed by applicable law, to cause any directors designated by such Investor pursuant to Section 2.1 or 2.3 to vote, in the manner specified by the Fund Majority Holders with respect to: (i) any sale of a substantial portion of the assets of the Company or any of its Subsidiaries; (ii) any merger or consolidation involving the Company or any of its Subsidiaries; (iii) any transaction constituting a change in control of the Company to a Person not an Affiliate of any Fund Investor; and (iv) any transaction to which Section 5 or 6 applies.

     2.5.  Observation Rights. Nothing in this Agreement is intended or shall be
           ------------------
construed to affect the board observation rights provided in the Mezzanine Securities Purchase Agreement.

     2.6.  The Company.  The Company agrees not to give effect to any action by
           -----------
any holder of Shares which is in contravention of this Section 2.

     2.7.  Period.  The foregoing provisions of this Section 2 shall expire on
           ------
the earliest of: (i) the tenth anniversary of the Original Closing Date; (ii) the date of termination of this Agreement; (iii) the first date on which the Fund Investors own less than twenty-five percent (25%) of all Fund Securities owned by them immediately after the closing under the Purchase Agreement; or
(iv) upon the closing of the Initial Public Offering.

     3.    CERTAIN TRANSFER RIGHTS AND RESTRICTIONS.

     3.1.  Securities.  No holder of any Non-Fund Security shall sell, pledge,
           ----------
assign, grant a participation interest in, encumber or otherwise transfer or dispose of any of such Non-Fund Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process (including, without limitation, divorce decree) or otherwise (a "Transfer"), except as permitted by this Section 3.1. Any attempted Transfer
    --------
of Non-Fund Securities not permitted by this Section 3.1 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

           3.1.1.  Transfers under this Agreement, etc. Any Investor may
                   -----------------------------------
     Transfer any or all Securities held by such Investor: (i) to the Company or any Person designated by the Company in one or more transactions approved by the Board, (ii) to any Fund Investor or Affiliate thereof or (iii) on the terms and subject to the conditions of Sections 4, 5, 6 or 7.

           3.1.2.  Certain Permitted Transfers of Mezzanine Securities. Subject
                   ---------------------------------------------------
     to the provisions of Section 7.5, (a) any holder of Mezzanine Securities may Transfer any or all shares of Common Stock to the public through a broker, dealer or market maker pursuant to Rule 144 after the Initial Public Offering; (b) any Mezzanine Investor may Transfer any or all Mezzanine Securities held by such Mezzanine Investor to any other Person who immediately prior to such Transfer is already a Mezzanine Investor; (c) any Mezzanine Investor may Transfer any or all Mezzanine Securities held by such Mezzanine Investor to an Affiliate of such Mezzanine Investor with the prior written consent of the Company (which consent shall not be unreasonably withheld); and (d)
     the Initial Fund Investor or its Affiliates may Transfer, in compliance with the MFN Letter Agreement, Mezzanine Securities issued to the Initial Fund Investor pursuant to the Mezzanine Securities Purchase Agreement to any Person who becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such Person agrees to be bound by the terms of this Agreement as a Mezzanine Investor; provided, however, that in the case of a Transfer of
                         --------  -------
     the type contemplated by clause (b) above such Transfer shall not be effective until such Affiliate has delivered to the Company a written acknowledgment and agreement in form and substance satisfactory to the Company that the Mezzanine Securities to be received by such Affiliate are subject to all the provisions of this Agreement and that such Affiliate is bound hereby and a party hereto to the same extent as a Mezzanine Investor.

          3.1.3.  Transfers of Management Securities Following Initial Public
                  -----------------------------------------------------------
     Offering. Any individual holder of Management Securities may Transfer any
     --------
     or all of such Securities (other than any Options) to the public through a broker, dealer or market maker pursuant to Rule 144 after the Initial Public Offering provided that the Fund Investors shall own at such time less than twenty-five percent (25%) of all Fund Securities owned by them immediately prior to the Initial Public Offering.

          3.1.4.  Transfers of Management Securities to Immediate Family.  Any
                  ------------------------------------------------------
     individual holder of Management Securities may Transfer any or all of such Securities to a Member of the Immediate Family of such holder; provided,
                                                                    --------
     however, that no such Transfer shall be effective until such Member of the
     -------
     Immediate Family has delivered to the Company a written acknowledgment and agreement in form and substance satisfactory to the Company that the Securities to be received by such Member of the Immediate Family are subject to all the provisions of this Agreement and that such Member of the Immediate Family is bound hereby and a party hereto to the same extent as a Management Investor; and provided, further, that any transfer of an Option
                              --------  -------
     shall be subject to all of the terms and conditions of (and shall not be permitted hereunder if prohibited by) such Option, or the plan under which such Option was issued, in addition to the terms and conditions hereof.

          3.1.5.  Transfers of Management Securities Upon Death. Upon the death
                  ---------------------------------------------
     of any individual holder of Management Securities, the Securities held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; provided,
                                                                    --------
     however, that no such Transfer shall be effective until the recipient has
     -------
     delivered to the Company a written acknowledgment and agreement in form and substance satisfactory to the Company that the Securities to be received by such recipient are subject to all the provisions of this Agreement and that such recipient is bound hereby and a party hereto to the same extent as a Management Investor; and provided, further, that any transfer of an Option shall be subject to all of the terms and conditions of (and shall not be permitted hereunder if prohibited by) such Option, or the plan under which such Option was issued, in addition to the terms and conditions hereof.

          3.1.6.  Certain Other Transfers of Management Securities. Subject to
                  ------------------------------------------------
     the provisions of Section 7.6, at any time not earlier than six months after the closing of any underwritten Public Offering in which the Fund Investors Transfers to the public a percentage (the "Public Offering Sale Percentage") of all Common Stock owned by them immediately prior to such Public Offering, any Management Investor may Transfer up to the Public Offering Sale Percentage of all Common Stock owned at such time by such Management Investor which has been registered on Form S-8 pursuant to
     Section 7.3 hereof and which has been issued upon exercise of Replacement Options issued to such Management Investor.

          3.1.7.  Right of First Refusal. Except as set forth in Sections 3.1.1,
                  ----------------------
     3.1.2, 5, 6 or 7 hereof, no holder of Mezzanine Securities shall Transfer any Mezzanine Securities to any Person, unless such holder (the "Transferring Holder") first (i) gives the Company not less than thirty
      -------------------
     (30) days prior written notice of its intent to Transfer such Mezzanine Securities (the "Offer Notice"), which notice shall set forth the principal
                      ------------
     terms of the proposed Transfer, including the type and number of Mezzanine Securities to be Transferred, the purchase price therefor, the identity of any proposed transferee, a written bona fide and unconditional offer by such proposed transferee to consummate the proposed Transfer and any other material term of the proposed transaction and (ii) offers to Transfer such Mezzanine Securities to the Company (or, at the Company's option, to any Person which the Company may designate) or, if applicable as set forth below, to any other Investor, on the terms set forth in such Offer Notice (or, in the case of a Transfer all or a portion of the consideration for which would consist of non-cash items, at the Company's or such other Investor's option, for cash in an amount equal to the Fair Market Value of the total consideration proposed to be received in respect of such Mezzanine Securities). The Company (or such designated Person or any combination thereof) may elect to purchase all (but not less than all) of the Mezzanine Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder within thirty (30) days after receipt by the Company of the Offer Notice. If the Company (or such designated Person) has not within thirty (30) days after receipt by the Company of the Offer Notice elected to purchase all of the Mezzanine Securities specified in the Offer Notice, then the Company shall notify all Investors (other than the Transferring Holder) of the proposed Transfer and such other Investors will be permitted to purchase all (but not less than all) of the Mezzanine Securities specified in the Offer Notice (the allocation of such Securities among such other Investors who elect to purchase to be as determined by them or, absent such determination, to be allocated in proportion to their respective ownership interests in the Company as determined by the Board of Directors) at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Company within thirty (30) days after the Company's delivery of the notice to Investors referred to above. If the Company (or such designated Person) or, if applicable, any other Investor, has elected to purchase the Mezzanine Securities specified in the Offer Notice from the Transferring Holder, the Transfer of such shares will be consummated as soon as practical after the delivery of the election notice, but in any event within ninety (90) days from the date of the Offer Notice. If neither the Company (or such designated Person) nor any other Investor has elected to purchase all of the Mezzanine Securities specified in the Offer Notice within such 90-day period, the Transferring Holder may, within sixty (60) days thereafter, Transfer such Mezzanine Securities to the proposed transferee identified in the Offer Notice at a price no less than the price per unit specified in the Offer Notice and on other terms no more favorable in any material respect to the transferees than offered to the Company and other Investors in the Offer Notice, but only if the Transferring Holder has received the prior written consent of the Company to such Transfer (which consent shall not be unreasonably withheld) and has executed and delivered to the Company an instrument in form satisfactory to the Company pursuant to which such transferee agrees to be bound by the terms of this Agreement as a Mezzanine Investor. In the event the Mezzanine Securities subject to any Offer Notice are not sold within the applicable period specified above, they shall again become subject to the restrictions on Transfer contained in this Section 3. The foregoing provisions of this
     Section 3.1.7 shall not apply to Transfers by the Initial Fund Investor or its Affiliates, in compliance with the MFN Letter Agreement, of Mezzanine Securities issued to the Initial Fund Investor pursuant to the Mezzanine Securities Purchase Agreement.

     3.2.  Period.  The provisions of this Section 3 shall terminate as follows:
           ------

               (a) the provisions of Section 3.1.6 shall expire on the earliest to occur of (i) the date on which the Fund Investors shall own less than twenty-five percent (25%) of all Fund Securities owned by them immediately after the closing under the Purchase Agreement and (ii) the tenth anniversary of the Original Closing Date;

           (b) the provisions of Section 3.5 shall terminate at such time as all of the Preferred Stock has been redeemed; and

           (c) all other provisions of this Section 3 shall expire on the earliest to occur of (i) the date on which the Fund Investors shall own less than twenty-five percent (25%) of all Fund Securities owned by them immediately after the closing under the Purchase Agreement, (ii) the tenth anniversary of the Original Closing Date; and (iii) the first time after the IPO when the Mezzanine Investors and the Fund Investors (considered for such purposes as a group) cease to have the power to cause the election of a majority of the Board.

     3.3.  Status in Hands of Certain Transferees.  The following rules shall
           --------------------------------------
apply to determine the status of Transferred Securities in the hands of the
Transferee:

     (a) Securities Transferred pursuant to and in compliance with Section 3.1.2(b) or (c) shall constitute Mezzanine Securities in the hands of the Transferee;

     (b)   Securities Transferred pursuant to and in compliance with Section
           3.1.4 and Section 3.1.5 shall constitute Management Securities in the hands of the Transferee;

     (c) Securities Transferred to Management Investors pursuant to and in compliance with Section 3.1.7 shall constitute Management Securities in the hands of such Transferee;

     (d) Securities Transferred to Mezzanine Investors pursuant to and in compliance with Section 3.1.7 shall constitute Mezzanine Securities in the hands of such Transferee;

     (e) Securities Transferred to the proposed transferee identified in the Offer Notice pursuant to and in compliance with Section 3.1.7 shall constitute Mezzanine Securities in the hands of such Transferee;

     (f) Any Securities Transferred to any Fund Investor or any Affiliate thereof pursuant to and in compliance with any provision of this Agreement shall be Fund Securities in the hands of such Fund Investor;

     (g)   Any Securities Transferred pursuant to and in compliance with clause
           (i) of Section 3.1.1 to a Person designated by the Board shall have the status designated by the Board;

     (h) Securities Transferred pursuant to and in compliance with Section 5 or Section 6 shall not constitute Securities for any purpose hereof in the hands of the Proposed Buyer; and

     (i) Securities Transferred (i) pursuant to and in compliance with Section 7, (ii) in compliance with this Agreement in any Public Offering or under Rule 144, or

           (iii) pursuant to and in compliance with Section 3.1.6 shall in the hands of the transferee not constitute Securities for any purpose hereof.

     3.4.  Lock-Up.  Notwithstanding any provision to the contrary contained in
           -------
this Section 3, no Transfer may be made pursuant to this Section 3 except in compliance with the provisions of Section 7.5 hereof.

     3.5.  Restriction on Certain Transfers by Fund Investors While Preferred
           ------------------------------------------------------------------
Stock is Outstanding.  The Fund Investors will not Transfer any Securities owned
--------------------
by them in a (or in connection with) a transaction that would constitute or result in a Change in Ownership Triggering Event (as such term is defined in the Company's Certificate of Designation with respect to the Preferred Stock) without the prior written consent of holders of a majority of the Preferred Stock then outstanding until such time as the Company has redeemed or offered to redeem, pursuant to Section 5 of the Company's Certificate of Designation with respect to the Preferred Stock, all of the Preferred Stock; provided, however,
                                                            --------  -------
that nothing in this Section 3.3 is intended, or shall be construed, to restrict any transfer of Securities pursuant to Section 4.

     4.    CERTAIN PUT RIGHTS.

     4.1.  Put Right.  At any time until the third anniversary hereof, upon the
           ---------
death or disability of any Management Investor or any Fund Investor who is a natural person, the estate of such holder (or the heirs, legatees or distributees of such holder to whom such Securities have been transferred upon death) shall have the right to sell to the Company, and upon exercise of such right the Company shall have the obligation to purchase, all or any portion of the Management Securities or Fund Securities (as the case may be) held by such estate (or other specified Person) on the following terms (the "Put Option"):
                                                                ----------

           4.1.1.  Notice.  Notice of an intention to sell securities pursuant
                   ------
     to this Section 4.1 must be delivered to the Company within six (6) months of the death or disability of the holder of such Securities.

           4.1.2.  Price.  Securities will be purchased pursuant to this Section
                   -----
     4.1 at a price, payable at the Company's sole option in cash or in a six year note (or, in the event such note is issued prior to payment in full of all of the obligations under the Senior Credit Agreement and termination of all commitments to lend thereunder, which matures not earlier than February 26, 2007) issued by the Company, bearing interest payable at the Company's option either in cash or through issuance of additional pay-in-kind notes at a fixed rate per annum equal to the Prime Rate (as defined below) in effect on the date of issuance plus one percent, such interest to be payable quarterly in arrears, which note shall be prepayable without premium or penalty, and subordinated to all other debt of the Company and its Subsidiaries on terms reasonably satisfactory to the holders of such debt and as required by the Senior Credit Agreement (each a "Company Note", and collectively, the
                                      ------------
     "Company Notes"), equal to the lower of (a) the Cost of such Securities
      -------------
     plus an amount generating, in each case, a return on such Cost from the date of issuance of such Securities to the date of exercise of the Put Option equal to the rate of interest announced publicly by Banque Nationale de Paris as its prime rate (the "Prime Rate") in effect on the date of issuance and (b) the then Fair Market Value of such Securities.

           4.1.3.  Senior Lenders.  The Company shall have no obligation to
                   --------------
     purchase any Shares pursuant to this Section 4.1 if such purchase is prohibited by or would give rise to any default or event of default under any agreement (a "Material Loan Agreement") to which the Company or any of
                       -----------------------
     subsidiaries may be or hereafter become a party relating to indebtedness for borrowed money in a principal amount outstanding (including, without limitation, unused availability under a line of credit) in excess of $1,000,000; provided, however, that in such circumstances the obligation to
                 --------  -------
     purchase Shares pursuant to this Section 4.1 shall be extended until such time as such circumstances no longer exist.

     4.2.  Closing; Assignability of Company Purchase Rights; Related Matters.
           ------------------------------------------------------------------
The closing of any purchase pursuant to the exercise of any Put Options pursuant to this Section 4 shall take place as soon as reasonably practicable at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. In the event the price of any securities to be purchased pursuant to this Section 4 is specified to be Fair Market Value, such Fair Market Value shall be determined as of the date of the applicable death or disability. At the closing of any purchase and sale pursuant to this Section 4, the holder of securities to be sold shall deliver to the Company a certificate or certificates representing the Securities to be purchased by the Company duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, and the Company shall pay to such holder by Company check or wire transfer of immediately available or next day funds or note, as may be applicable pursuant to Section 4.1, the purchase price of the securities being purchased by the Company. The delivery of a certificate or certificates for Securities by any Person selling securities pursuant to this Section 4 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such securities; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such securities as contemplated; and (iii) such securities are free and clear of any and all liens or encumbrances. The Company shall have the right, but no obligation, to assign to any holder of Investor Shares all or any portion of its right to purchase any securities pursuant to this Section 4.

     4.3.  Period.  The foregoing provisions of this Section 4 shall expire on
           ------
the date of the Initial Public Offering.

     4.4.  Construction.  The foregoing provisions of this Section 4 are not
           ------------
intended, and shall not be construed, to eliminate, waive or otherwise affect the restrictions on transfer, vesting requirements or termination provisions which may apply to any Security by its terms or under provisions of the option plan pursuant to which such Security was granted or other governing documentation (for example, any option certificate evidencing such Security).

     5. "TAKE ALONG" RIGHTS. Each holder of Securities hereby agrees, if requested by the Fund Majority Holders, to Transfer for value (for purposes of this Section 5, a "Sale") a specified percentage (for purposes of this Section
                   ----
5, the "Sale Percentage") of the Common Stock then owned by or issuable
        ---------------
(pursuant to any Option) to such holder to any Person other than a Fund Investor or any of their respective Affiliates (for purposes of this Section 5, the "Proposed Buyer") in the manner and on the terms set forth in this Section 5 in
 --------------
connection with the Sale by one or more holders of Fund Securities (collectively, the "Proposed Fund Seller") of the Sale Percentage of the total
                    --------------------
number of Fund Securities held by all holders of Fund Securities (calculated on a fully diluted basis as if all shares of Common Stock issuable upon exercise of Options held by any Fund Investor were issued and outstanding) to the Proposed Buyer; provided, however, that the Fund Investors shall not be entitled to so
       --------  -------
require others to participate in any Sale unless the Fund Investors propose to sell in such Sale a majority of all Common Stock then owned by the Fund Investors.

     5.1.  Procedure.  If the Fund Majority Holders elect to exercise their
           ---------
rights under this Section 5, a notice (the "Come Along Notice") shall be
                                            -----------------
furnished by the Proposed Fund Seller to each holder of Securities. The Come Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to the Securities, including the number of Securities to be purchased from the Proposed Fund Seller, the Sale Percentage, the maximum and minimum purchase price (which maximum purchase price shall not exceed the minimum price by more than 110%) and the name of the Proposed Buyer. If the Fund Majority Holders consummate the Sale referred to in the Come Along Notice, each other holder of Securities (each a "Participating Seller") shall be bound and
                              --------------------
obligated to Sell the Sale Percentage of the Securities in the Sale on the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Security sold, as the Proposed Fund Seller shall Sell each Fund Security in the Sale, and, in the case of Options have the opportunity to either
(i) exercise such Options (if then exercisable) and participate in such Sale as holders of Common Stock issuable upon such exercise, or (ii) upon the consummation of the Sale, receive in exchange for such Options (to the extent exercisable at the time of such Sale) consideration equal to the amount (if greater than zero) determined by multiplying (1) the same amount of consideration per Share received by the holders of the Common Stock of the same class of Common Stock for which the Option is exercisable in connection with the Sale less the exercise price per share of such Option by (2) the number of shares of Common Stock of such class issuable upon exercise of such Option. If at the end of the one hundred twentieth (120th) day following the date of the effectiveness of the Come Along Notice the Proposed Fund Seller has not completed the Sale, each Participating Seller shall be released from his obligation under the Come Along Notice, the Come Along Notice shall be null and void, and it shall be necessary for a separate Come Along Notice to have been furnished and the terms and provisions of this Section 5 separately complied with, in order to consummate such Sale pursuant to this Section 5, unless the failure to complete such Sale resulted from any failure by any Participating Seller to comply in any material respect with the terms of this Section 5.

     5.2.  Certain Legal Requirements.  In the event the consideration to be
           --------------------------
paid in exchange for Securities in the proposed Sale pursuant to Section 5.1 includes any securities and the receipt thereof by any Investor as a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Proposed Fund Seller shall be obligated only to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Notwithstanding any provisions of this Section 5, if such efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Proposed Fund Seller shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Securities (in accordance with Section 5.4 hereof) which would have otherwise been Sold by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the Fair Market Value of the securities which such Participating Seller would otherwise receive. The obligation of the Proposed Fund Seller to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including without limitation, if required by the Proposed Fund Seller on advice of its counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in said Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Proposed Fund Seller shall reasonably request in order to permit such requirements to have been complied with. Each Participating Seller agrees to take such actions as the Proposed Fund Seller shall reasonably request in order to permit such requirements to have been complied with, and no Participating Seller shall have the right to require that such Participating Seller receive cash in lieu of securities on grounds that such requirements have not been complied with. The foregoing provisions of this Section 5.2 shall not apply to any Investor who is an "accredited investor" as defined in said Regulation D.

     5.3.  Further Assurances.  Each Participating Seller, and each Investor to
           ------------------
whom the Securities held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions (subject as to entering into agreements to the provisions of the next sentence hereof) as may be requested in order expeditiously to consummate each Sale pursuant to Section 5.1. The Fund Investors shall take or cause to be taken all such actions as may be reasonably necessary in order expeditiously to consummate each Sale pursuant to Section 5.1; provided, however, that this
                                              --------  -------
sentence shall not be interpreted so as to obligate such Fund Investors to consummate any such Sale. Each such Participating Seller or Investor agrees to execute and deliver such agreements as may be necessary for the Participating Seller to be subject to the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Security sold as the Proposed Fund Seller shall Sell each Fund Security in the Sale, including, without limitation, an agreement by such Participating Seller (i) to be subject to such purchase price escrow, indemnity or adjustment provisions as may apply to Investors generally, (ii) to be liable in respect of any individual representations or warranties to be given by selling Investors in the Sale regarding such matters as legal capacity or due organization of such Participating Seller, authority to participate in the Sale, and ownership (free and clear of liens, charges, encumbrances and adverse claims) of Securities to be sold by such Participating Seller ("Individual Representations") (insofar as
                                       --------------------------
such Individual Representations relate to such Participating Seller) and (iii) to be liable in respect of any general representations or warranties to be given by selling Investors in the Sale regarding such matters as the liabilities (contingent and otherwise), assets, agreements and business of the Company and its Subsidiaries, the compliance of the Sale with laws and contracts, and the adequacy of disclosure ("General Representations"); provided, however, that
                         -----------------------    --------  -------
except with respect to Individual Representations, the aggregate amount of the liability of each Participating Seller in the Sale in respect of representations, warranties and indemnities shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, in accordance with such Participating Seller's portion of the total number of Securities included in the Sale (calculated on a Common Stock equivalent basis in case of Securities other than Common Stock, as determined by the Board in good faith) or (ii) the net proceeds received by such Participating Seller from the Sale.

     5.4  Closing.  The closing of a Sale pursuant to Section 5.1 shall take
          -------
place at such time and place as the Fund Majority Holders shall specify by notice to each Participating Seller. At the closing of any Sale under this
Section 5, each Participating Seller shall deliver the certificates evidencing the Securities to be sold by such Participating Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed, against delivery of the applicable consideration.

     5.5  Period.  The foregoing provisions of this Section 5 shall terminate on
          ------
the earlier to occur of: (a) the time immediately following the closing of the Initial Public Offering; and (b) the tenth anniversary of the Original Closing Date provided, however, that in the event a Come Along Notice shall have become
     --------  -------
effective within one hundred twenty (120) days prior to such date, the foregoing provisions of this Section 5 shall remain in effect until the earlier of (i) the consummation of the closing of the Sale to which the Come Along Notice relates and (ii) the one hundred twentieth (120th) day following the effectiveness of the Come Along Notice.

     6.  CO-SALE RIGHTS.

     6.1  Tag Along.  No holder or holders of Fund Securities (for purposes of
          ---------
this Section 6, collectively, the "Proposed Fund Seller") shall Transfer (for
                                   --------------------
purposes of this Section 6, a "Sale") any Fund Securities to any other Person
                               ----
(the "Proposed Buyer") except in the manner and on the terms set forth in this
      --------------
Section 6, and attempted Transfers in violation of this Section 6 shall be null and void.

          6.1.1  Offer.  A written notice (the "Tag Along Notice") shall be
                 -----                          ----------------
     furnished by the Proposed Fund Seller to each holder of Non-Fund Securities (the "Tag Along Offerees") at least fifteen (15) business days prior to a
           ------------------
     Sale.  The Tag Along Notice shall include:

                 (a) The principal terms of the proposed Sale insofar as it relates to the Securities, including the number of Securities to be purchased from the Proposed Fund Seller, the percentage on a fully-diluted basis (as if all shares of Common Stock issuable upon exercise of Options held by any Fund Investor were issued and outstanding) of the total number of Fund Securities held by all holders of Fund Securities which such number of Securities constitutes (for purposes of this Section 6, the "Sale Percentage"), the maximum and minimum
                                  ---------------
          purchase price (which maximum purchase price shall not exceed the minimum price by more than 110%), and the name of the Proposed Buyer; and

                 (b) An offer by the Proposed Fund Seller to include, at the option of each Tag Along Offeree, in the Sale to the Proposed Buyer such number of Securities of the same class of Securities being sold by the Proposed Fund Seller in such Sale (not in any event to exceed the Sale Percentage of the total number of Securities of such class held by such Tag Along Offeree) owned by each Tag Along Offeree determined in accordance with Section 6.1.2 hereof, on the same terms and conditions (subject to all of the provisions of this Agreement), with respect to each Security being sold, as the Proposed Fund Seller shall Sell each of its Securities.

          6.1.2  Exercise.  Each Tag Along Offeree desiring to accept the offer
                 --------
     contained in the Tag Along Notice shall send a written commitment to the Proposed Fund Seller specifying the number of Securities (not in any event to exceed the Sale Percentage of the total number of Securities of such class held by such Tag Along Offeree) which such Tag Along Offeree desires to have included in the Sale within ten (10) business days after the effectiveness of the Tag Along Notice (each a "Participating Seller"). Each
                                                    --------------------
     Tag Along Offeree who has not so accepted such offer shall be deemed to have waived all of his or her rights with respect to the Sale, and the Proposed Fund Seller and the Participating Sellers shall thereafter be free to Sell to the Proposed Buyer, at a price no greater than 105% of the maximum price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerees. If, prior to consummation, the terms of such proposed Sale shall change with the result that the price shall be greater than 105% of the maximum price set forth in the Tag Along Notice or the other terms shall be more favorable in any material respect than as set forth in the Tag Along Notice, it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 6 separately complied with, in order to consummate such proposed Sale pursuant to this Section 6; provided, however, that in the case of such a
                                 --------  -------
     separate Tag Along Notice, the applicable period referred to in Section
     6.1.1 shall be four (4) business days and the applicable period referred to above in this Section 6.1.2 shall be two (2) business days.

          The acceptance of each Participating Seller shall be irrevocable except as hereinafter provided, and each such Participating Seller shall be bound and obligated to Sell in the Sale such number of Securities as such Participating Seller shall have specified in such Participating Seller's written commitment on the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Security Sold, as the Proposed Fund Seller shall sell each Fund Security in the Sale, and, in the case of Options have the opportunity to exercise such Options (if then exercisable) and participate in such Sale as holders of Common Stock issuable upon such exercise. In the event the Proposed Fund Seller shall be unable (otherwise than by reason of the circumstances described in Section 6.2) to obtain the inclusion in the Sale of all Securities which the Proposed Fund Seller and each Participating Seller desires to have included in the Sale (as evidenced in the case of the Proposed Fund Seller by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's written commitment), the number of Securities to be sold in the Sale by the Proposed Fund Seller and each Participating Seller shall be reduced on a pro rata basis according to the proportion which the number of Securities which each such Seller desires to have included in the Sale bears to the total number of Securities desired by all such Sellers to have included in the Sale.

          If at the end of the one hundred twentieth (120th) day following the date of the effectiveness of the Tag Along Notice the Proposed Fund Seller has not completed the Sale as provided in the foregoing provisions of this
     Section 6.1, each Participating Seller shall be released from his obligations under his written commitment, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 6 separately complied with, in order to consummate such Sale pursuant to this
     Section 6, unless the failure to complete such Sale resulted from any failure by any Tag Along Offeree to comply in any material respect with the terms of this Section 6.

     6.2  Certain Legal Requirements.  In the event the consideration to be paid
          --------------------------
in exchange for Securities in the proposed Sale pursuant to Section 6.1 includes any securities and the receipt thereof by any Investor as a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Proposed Fund Seller shall be obligated only to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Notwithstanding any provisions of this Section 6, if use of such efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Proposed Fund

Seller shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Securities (in accordance with Section 6.4 hereof) which would have otherwise been Sold by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the Fair Market Value of the securities which such Participating Seller would otherwise receive. The obligation of the Proposed Fund Seller to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including without limitation, if required by the Proposed Fund Seller on advice of its counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in said Regulation
D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Proposed Fund Seller shall reasonably request in order to permit such requirements to have been complied with. Each Participating Seller agrees to take such actions as the Proposed Fund Seller shall reasonably request in order to permit such requirements to have been complied with, and no Participating Seller shall have the right to require that such Participating Seller receive cash in lieu of securities on grounds that such requirements have not been complied with. The foregoing provisions of this Section 6.2 shall not apply to any Investor who is an "accredited investor" as defined in said Regulation D.

     6.3  Further Assurances.  Each Participating Seller, and each Investor to
          ------------------
whom the Securities held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions (subject as to entering into agreements to the provisions of the next sentence hereof) as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section 6.1. The Fund Investors shall take or cause to be taken all such actions as may be reasonably necessary in order expeditiously to consummate each Sale pursuant to Section 6.1; provided,
                                                               --------
however, that this sentence shall not be interpreted so as to obligate such Fund
-------
Investor to consummate any such Sale. Each such Participating Seller or Investor agrees to execute and deliver such agreements as may be necessary for the Participating Seller to be subject to the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Security sold as the Proposed Fund Seller shall Sell each Fund Security in the Sale, including, without limitation, an agreement by such Participating Seller (i) to be subject to such purchase price escrow, indemnity or adjustment provisions as may apply to Investors generally, (ii) to be liable in respect of any Individual Representations to be given by selling Investors in the Sale (insofar as such Individual Representations relate to such Participating Seller) and (iii) to be liable in respect of any General Representations to be given by selling Investors in the Sale; provided, however, that except with respect to Individual
                       --------  -------
Representations, the aggregate amount of the liability of each Participating Seller in respect of representations, warranties and indemnities shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, in accordance with such Participating Seller's portion of the total number of Securities included in the Sale or (ii) the net proceeds received by such Participating Seller from the Sale.

     6.4  Closing.  The closing of a Sale pursuant to Section 6.1 shall take
          -------
place at such time and place as the Fund Majority Holders shall specify by notice to each Participating Seller. At the closing of any Sale under this
Section 6, each Participating Seller shall deliver the certificates evidencing the Securities to be sold by such Participating Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed, against delivery of the applicable consideration.

     6.5  Excluded Transactions.  Notwithstanding any provisions of this Section
          ---------------------
6 to the contrary and subject to the provisions of Section 7 below, the preceding provisions of this Section 6 shall not restrict any Transfer pursuant to the provisions of Section 5 or 7 of this Agreement; and no holder of Non-Fund Securities shall have pursuant to the provisions of this Section 6 any right of participation or otherwise with respect to:

               (a) any Transfer of Fund Securities to a Fund Investor or an Affiliated Fund; or

               (b) any Transfer of Fund Securities to partners, employees or Affiliates of a Fund Investor or an Affiliated Fund or pro rata to the partners, employees or Affiliates of a Fund Investor or an Affiliated Fund or to any trust established for the benefit of any of the foregoing Persons or the benefit of any Member of the Immediate Family of any of the foregoing persons; or

               (c) any Transfer of Fund Securities to any director, officer or employee of the Company or its Subsidiaries; or

               (d) any Transfer of Fund Securities if, after giving effect to such Sale, the holders of Fund Securities will continue to own 85% or more of all Fund Securities owned by them immediately after the closing under the Purchase Agreement; or

               (e)  any Transfer of Fund Securities in a Public Offering; or

               (f) any Transfer by the Initial Fund Investor or its Affiliates in compliance with the MFN Letter Agreement of Preferred Stock, Mezzanine Warrants or Shares purchased by the Initial Fund Investor pursuant to the Mezzanine Securities Purchase Agreement.

Notwithstanding the provisions of the immediately preceding sentence, no Transfer of Fund Securities pursuant clause (a), (b), (c) or (d) of such sentence shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that all Fund Securities to be received by such recipient are subject to all of the provisions of this Agreement and that such recipient is bound hereby and a party hereto to the same extent as a Initial Fund Investor or a Management Investor.

     6.6  Period.  The foregoing provisions of this Section 6 shall expire on
          ------
the earlier to occur of (i) the first date on which the Fund Investors own less than twenty-five percent (25%) of all Fund Securities owned by them immediately after the closing under the Purchase Agreement; and (ii) the time immediately following the closing of the Initial Public Offering; provided, however, that in
                                                      --------  -------
the event a Tag Along Notice shall have become effective within one hundred twenty (120) days prior to such date, the foregoing provisions of this Section 6 shall remain in effect until the earlier of (i) the consummation of the closing of the Sale to which the Tag Along Notice relates and (ii) the one hundred twentieth (120th) day following the effectiveness of the Tag Along Notice.

     7. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its Subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Securities will perform and comply with such of the following provisions as are applicable to such holder.

     7.1  Piggyback Registration Rights.
          -----------------------------

          7.1.1  Election. Whenever the Company proposes to register on Form S-
                 --------
     1, S-2 or S-3 (or any successor form) any shares of Common Stock for its own or others' account under the Securities Act for a public offering (each a "Public Offering"), the Company shall furnish each holder of Registrable
        ---------------
     Securities prompt notice of its intent to do so. Upon the request of any such holder given by notice to the Company within twenty (20) days after the effectiveness of such notice from the Company, the Company will use its reasonable best efforts to cause to be included in such registration all of the Registrable Securities which such holder requests, subject however to the provisions of Section 7.4.1.

          7.1.2  Further Assurances.  Holders of Registrable Securities
                 ------------------
     participating in any Public Offering shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including without limitation being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties being made by each selling shareholder, and any indemnification agreements and "lock-up" agreements made by each selling shareholder for the benefit of the underwriters in such underwriting agreement.

          7.1.3  Expenses.  The Company shall pay the reasonable expenses of the
                 --------
     holders of Registrable Securities participating in any Public Offering pursuant to this Section 7.1, other than (i) underwriting discounts and commissions, if any, (ii) applicable transfer taxes, if any, and (iii) fees and charges of any attorneys or other advisors (other than attorneys and advisors retained by the Company to advise it in connection with such Public Offering and one counsel retained to advise all holders of Registrable Securities comprising Mezzanine Securities and one counsel retained to advise all other holders of Registrable Securities in connection with such Public Offering) retained by any such holders.

          7.1.4  Excluded Transactions. Notwithstanding the preceding provisions
                 ---------------------
     of this Section 7.1, no holder of Registrable Securities shall have any right of participation or otherwise with respect to the following Public
     Offerings:

                 (a) Any Public Offering relating primarily to dividend reinvestment plans, employee benefit plans or otherwise to employees, directors or independent consultants rendering services to the Company or any of its Affiliates, or

                 (b) Any Public Offering constituting an exchange of securities for securities of any businesses acquired by, or combined with, the Company or any of its Subsidiaries or otherwise constituting securities issued as part of the consideration paid in any business combination or acquisition transaction.

     7.2  Demand Registration Rights.
          --------------------------

          7.2.1  Registration on Request of Holders of Fund Securities.  One or
                 -----------------------------------------------------
     more holders of Fund Securities that wish to register securities representing at least twenty-
     five percent (25%) of the total amount of Fund Securities then outstanding (as to such registration, the "Initiating Holders") may, by notice to the
                                    ------------------
     Company specifying the intended method or methods of disposition, request that the Company effect the registration under the Securities Act of all or a specified part of the Registrable Securities held by such Initiating Holders. The demand registration rights granted pursuant to this Section
     7.2.1 may not be exercised on more than four occasions; provided, however,
                                                             --------  -------
     that in the event the number of shares requested to be included in any such registration by the Initiating Holders with respect thereto is reduced by operation of the provisions of Section 7.4.1, the demand registration rights granted pursuant to this Section 7.2.1 may not be exercised on more than five (5) occasions. No holder of Fund Securities shall present any request for registration pursuant to this Section 7.2.1 at any time within one hundred twenty (120) days after either the furnishing by the Company of any notice of proposed registration under Section 7.1 or 7.2 hereof (unless abandoned by notice from the Company or the Majority Initiating Holders, as applicable) or the consummation of any other Public Offering, without the prior consent of the Company. Promptly after receipt of such notice, the Company will give notice of such requested registration to all other holders of Registrable Securities. The Company will then use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Holders, and, subject to all of the provisions of this
     Section 7, all other Registrable Securities which the Company has been requested to register pursuant to Section 7.1.1 by notice delivered to the Company within 20 days after the giving of such notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register.

          7.2.2  Registration on Request of Holders of Mezzanine Securities.  At
                 ----------------------------------------------------------
     any time not earlier than eighteen months after consummation of the Initial Public Offering, the Mezzanine Majority Holders (as to such registration, the "Initiating Holders") may, by notice to the Company specifying the
          ------------------
     intended method or methods of disposition, request that the Company effect the registration under the Securities Act of all or a specified part of the Registrable Securities held by such holders; provided, however, that the
                                                  --------  -------
     registration rights granted pursuant to this Section 7.2.2 may only be exercised if the securities to be included in such registration shall constitute 20% or more of the Common Stock, including shares of Common Stock issuable upon exercise of Options, owned by Mezzanine Investors immediately after the closing under the Purchase Agreement. The demand registration rights granted pursuant to this Section 7.2.2 may not be exercised on more than two (2) occasions; provided, however, that in the
                                               --------  -------
     event
     the number of shares requested to be included in any such registration by the Initiating Holders with respect thereto is reduced by operation of the provisions of Section 7.4.1, the demand registration rights granted pursuant to this Section 7.2.2 may not be exercised on more than three (3) occasions. No holder of Mezzanine Securities shall present any request for registration pursuant to this Section 7.2.2 at any time within one hundred twenty (120) days after either the furnishing by the Company of any notice of proposed registration under Section 7.1 or 7.2 hereof (unless abandoned by notice from the Company or by holders of at least a majority of the Registrable Securities held by the Initiating Holders (the "Majority
                                                                 --------
     Initiating Holders"), as applicable) or the consummation of any other
     ------------------
     Public Offering without the prior consent of the Company. Promptly after receipt of any notice requesting registration of Registrable Securities pursuant to this Section 7.2.2, the Company will give notice of such requested registration to all other holders of Registrable Securities. The Company will then use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by the holders requesting pursuant to this Section 7.2.2, and, subject to all of the provisions of this Section 7, all other Registrable Securities which the Company has been requested to register pursuant to Section 7.1.1 by notice delivered to the Company within 20 days after the giving of such notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register.

          7.2.3  Blackout Provisions. At any time following the Company's
                 -------------------
     receipt of any demand for registration pursuant to Section 7.2.1 or 7.2.2 and prior to the effectiveness of the registration statement filed pursuant to such provisions, the Company may, by notice to all holders of Registrable Securities to be included in such registration, elect to delay the filing of any registration statement or any request for acceleration of effectiveness thereof or otherwise suspend the registration process for a period of up to sixty (60) days if, in the judgment of the Board of Directors such action is in the best interests of the Company (because of the existence of another Public Offering or because of material non-public information the disclosure of which would not, absent such registration, be required and the disclosure of which could be harmful to the Company). The Company will be under no obligation to disclose the basis for any such delay, revocation or suspension. At any time during the effectiveness of any registration statement covering Registrable Securities offered by an Investor, if such Investor becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such Investor, it will immediately notify the Company of such change. Upon receipt of any notice from the Company of the happening of any event as a result of which any prospectus included in any such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, each holder of Registrable Securities will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement until such Holder receives copies of a supplemented or amended prospectus from the Company and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than one permanent file copy to be maintained in confidence, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the 90-day period referred to in Section 7.4.2 shall be extended by a number of days equal to the number of days during the period from the giving of such notice from the Company to stop trading to the date when the copies of the supplemented or amended prospectus are sent to holders whose Registrable Securities are included in such registration statement. In the event that any other holder of Registrable Securities (including, without limitation, any Fund Investor) is or becomes subject to blackout provisions (under any other agreement with the Company regarding registration rights) which are more favorable in any material respect to such holder than the blackout provisions to which the Fund Investors and the Mezzanine Investors are subject under this Section 7.2.3, then the provisions of this Section
     7.2.3 shall be deemed to be amended as appropriate to reflect such more favorable provisions and any related terms and conditions.

          7.2.4  Registrations Pursuant to Section 7.2.  In the case of a
                 -------------------------------------
     registration pursuant to Section 7.2, whenever the Majority Initiating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and all Registrable Securities to be included in such registration shall be included in such underwritten offering, subject to the cutback provisions of Section 7.4.1. If requested by such underwriters, the Company will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

          7.2.5  Expenses.  The Company shall pay the reasonable expenses of the
                 --------
     holders of Registrable Securities participating in any Public Offering pursuant to this

     Section 7.2, other than (i) underwriting discounts and commissions, if any,
     (ii) applicable transfer taxes, if any, and (iii) fees and charges of any attorneys or other advisors (other than attorneys and advisors retained by the Company to advise it in connection with such Public Offering and one counsel retained to advise each of (x) all holders of Registrable Securities which are Fund Securities and (y) all holders of Registerable Securities which are Mezzanine Securities in connection with such Public Offering) retained by any such holders.

          7.3.   Registration on Form S-8. After any underwritten Public
                 ------------------------
     Offering in which the Fund Investors sell Common Stock, the Company shall file (and shall use all reasonable efforts to cause to become effective as soon as practicable following such filing) a registration statement on Form S-8 covering the Common Stock issuable upon exercise of the Replacement Options and Performance-Based Management Options; provided, however, that
                                                       --------  -------
     this Section 7.3 is not intended, and shall not be construed, to permit any Transfer of any such Common Stock not otherwise permitted pursuant to the terms of this Agreement.

          7.4.   Certain Other Provisions.
                 ------------------------

          7.4.1. Underwriter's Cutback. In connection with any registration of
                 ---------------------
     shares, the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 7 and subject to the terms of this Section 7.4.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 7.4.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded; and, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in such registration by holders of Shares under Section 7.1 shall be allocated among the holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable

     Securities which each such shareholder requested be registered under
     Section 7.1 in such registration; and, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in such registration by shareholders under Section 7.2 shall be allocated among the holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which each such shareholder requested be registered under Section 7.2 in such registration. If and to the extent the managing underwriters determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require that shares held by Management Investors not be included in the shares to be underwritten, the Management Securities may be cut-back in a proportionate amount greater than that applicable to other Investors. For purposes of any underwriter cutback, all Registrable Securities held by any holder of Registrable Securities which is a partnership or corporation shall also include any Registrable Securities held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration. In the event that any other holder of Registrable Securities (including, without limitation, any Fund Investor) is or becomes subject to underwriter's cutback provisions (under any other agreement with the Company regarding registration rights) which are more favorable in any material respect to such holder than the underwriter's cutback provisions to which the Fund Investors and the Mezzanine Investors are subject hereunder, then the provisions of this Section 7.4.1 shall be deemed to be amended as appropriate to reflect such more favorable provisions and any related terms and conditions.

          7.4.2. Other Actions. If and in each case when the Company is required
                 -------------
     to use its reasonable best efforts to effect a registration of any Registrable Securities as provided in this Section 7, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation:

               (i) filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective;

               (ii) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 90 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act;

               (iii) use its best efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any
          --------  -------
          general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject;

               (iv) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

               (v) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of a majority of the Registrable Securities to be registered copies of such documents proposed to be filed, and provide such counsel a reasonable opportunity to review and suggest comments for the Company's consideration with respect to such material;

               (vi) promptly upon becoming aware thereof notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vii) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information regarding such Person or the proposed offering as such Person reasonably requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and within respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

               (viii) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement, in each case subject to such holder's agreement (in form and substance reasonably acceptable to the Company) regarding use and confidential treatment of such information by such holder and the Inspectors;

               (ix) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, in form and substance reasonably satisfactory to the Company;

                 (x) use reasonable efforts to furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                 (xi) at any time when the Common Stock of the Company is listed on a national securities exchange or quoted on any nationally recognized quotation system, use its best efforts to cause the securities covered by such registration statement to be listed on such securities exchange or quoted on such quotation system;

                 (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

                 (xiii) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

          7.4.3. Selection of Managing Underwriters.  In the case of any
                 ----------------------------------
     registration proposed by the Company for the Public Offering of securities for its own account, the managing underwriters, if any, with respect thereto shall be selected by the Company. In the case of any registration pursuant to Section 7.2 hereof, the holders of a majority of the Registrable Securities requested to be included therein hereunder shall select the managing underwriters, if any, with respect thereto, subject in each case to approval of such underwriter by the Company (which consent shall not unreasonably be withheld). Notwithstanding the foregoing provisions of this Section 7.4.3, in the case of the Initial Public Offering, the managing underwriter with respect thereto shall be selected by the Company after consultation with the Fund Majority Holders.

          7.4.4. Selection of Counsel. Counsel to the Company in connection with
                 --------------------
     any Public Offering shall be selected by the Company, and counsel to the selling holders of Registrable Securities shall be selected by the holders of a majority of the Registrable Securities requested pursuant to the provisions hereof to be included therein, subject in each case to approval of such counsel by the Company (which consent shall not unreasonably be withheld).

     7.5  Indemnification and Contribution.
          --------------------------------

          7.5.1. Indemnities of the Company. In the event of any registration of
                 --------------------------
     any Registrable Securities or other debt or equity securities under the Securities Act, and in connection with any registration statement filed under the Securities Act, or any other disclosure document produced by or on behalf of the Company and any of its Subsidiaries, including without limitation reports required or other documents filed under the Exchange Act and documents pursuant to which securities of the Company and any of its Subsidiaries are sold (whether or not for the account of the Company), the Company will, to the fullest extent permitted by law, and hereby does, and will cause each of its Subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Securities, any other holder of Securities who is or might be deemed to be a controlling Person of the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, including any of the foregoing incurred in settlement (as provided herein) of any litigation, commenced or threatened, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other disclosure document (including without limitation reports and other documents filed under the Exchange Act) or any document incorporated by reference therein, (ii) any omission to state therein a material fact required to be stated
     therein or necessary to make the statements therein not misleading or (iii) any violation by the Company and any of its Subsidiaries of any federal, state or common law rule or regulation applicable to the Company or to any of its Subsidiaries and relating to action or inaction in connection with any such registration or disclosure document and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating, preparing or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither
                                              --------  -------
     the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or other disclosure document in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and each of its Subsidiaries contained in this Section 7.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

          7.5.2. Indemnities to the Company.  The Company and any of its
                 --------------------------
     Subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 7, that the Company and any of its Subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its Subsidiaries, each director of the Company or any of its Subsidiaries, each officer of the Company or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person also being referred to herein as a "Covered Person"), with respect to any statement in or omission from such registration statement (or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company), any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including without limitation reports and other documents filed under the Exchange Act) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or other disclosure document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its Subsidiaries, or any such director, officer or controlling Person and shall survive any transfer of securities.

          7.5.3. Indemnification Procedures. Promptly after receipt by a Covered
                 --------------------------
     Person of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 7.5, such Covered Person will, if a claim in respect thereof is to be made by such Covered Person against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any Covered Person to give notice to
     --------  -------
     such indemnifying party as provided herein shall not relieve any indemnifying party of its obligations under the foregoing provisions of this Section 7.5, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against a Covered Person, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Covered Person (who shall not, except with the consent of the Covered Person, be counsel to such an indemnifying party), and after notice from an indemnifying party to such Covered Person of its election so to assume the defense thereof, such indemnifying party will not be liable to such Covered Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if
                                             --------  -------
     counsel for the Covered Person reasonably determines that there may be a conflict between the positions of such indemnifying party and the Covered Person in conducting the defense of such action or if counsel for the Covered Person reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then counsel for the Covered Person shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Covered Person and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the Covered Person shall be entitled at its own expense to have counsel chosen by such Covered Person participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clause (i) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such Covered Person in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liabilities in respect of such claim or litigation. Each Covered Person and indemnifying party agree to cooperate with one another in good faith in connection with any such claim or litigation.

          7.5.4. Certain Other Indemnification Provisions.  Notwithstanding
                 ----------------------------------------
     anything in this Section 7.5 to the contrary, but only with respect to provisions contained in the foregoing Sections 7.5.1, 7.5.2 and 7.5.3, in the event that any holder of Registrable Securities (including, without limitation, any Fund Investor) is subject to indemnification provisions (pursuant to any other agreement with the Company with respect to registration rights) which are more favorable in any material respect to such holder than the indemnification provisions to which the Fund Investors and the Mezzanine Investors are subject hereunder, then the provisions of these Sections 7.5.1, 7.5.2 and 7.5.3 shall be deemed to be amended as appropriate to reflect such more favorable provisions and any related terms and conditions.

          7.5.5. Contribution.  If the indemnification provided for in Sections
                 ------------
     7.5.1 or 7.5.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 7.5.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.5.5 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          7.5.6. Limitation on Liability of Holders of Registrable Securities.
                 ------------------------------------------------------------
     The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 7.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

     7.6. Lock-up.  No holder of Securities (whether or not a seller of
          -------
Securities pursuant to such registration statement) shall Transfer any Securities without the prior written consent of the underwriters managing the offering (i) for a period beginning fourteen days immediately preceding and ending on the 180th day following the effectiveness of the registration statement filed in connection with the Initial Public Offering, and (ii) for a period beginning fourteen days immediately preceding and ending on the 180th day following the effectiveness of the registration statement filed in connection with any subsequent Public Offering, or such lesser period as may be consented to in writing by the Company and the underwriters managing such subsequent Public Offering; provided, however, that if the Company and the underwriters
                 --------  -------
managing the offering determine that a period longer than 180 days following the effectiveness of such registration statement is necessary to accomplish such Initial Public Offering or subsequent Public Offering, then the periods specified in clauses (i) and (ii) of this Section 7.6 shall be such longer period as determined by such underwriters and as is acceptable to the Company and the Fund Majority Investors, but in no event shall such longer period exceed one year with respect to Transfers pursuant to Section 3.1.6; and provided,
                                                                  --------
further, that the provisions of this Section 7.6 shall not prohibit any
-------
Transfers among any Affiliates, provided that the transferee Affiliate agrees to be bound by the terms of this Agreement, including this Section 7.6.

      8. CERTAIN FUTURE EQUITY FINANCINGS OF THE COMPANY. The Company shall not issue or sell any shares of any of its Common Stock or any securities convertible into or exchangeable for any shares of its Common Stock, issue or grant any rights (either preemptive or other) to subscribe for or to purchase, or any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its Common Stock or any stock or securities convertible into or exchangeable for any shares of its Common Stock, or grant stock appreciation or other rights equivalent to a sale of Common Stock, (i) to any Fund Investor or any Affiliated Fund, or any of their respective

Affiliates, or (ii) to any other Person not described in the preceding clause
(i) (each an "Issuance" of "Subject Securities" to a "Proposed Buyer"), except
              --------      ------------------        --------------
in compliance with the following provisions of this Section 8.

     8.1.  Right of Participation.
           ----------------------

          8.1.1.  Holders of Mezzanine Securities.
                  -------------------------------

                  8.1.1.1.    Offer. Not fewer than fifteen (15) business days
                              -----
          prior to the consummation of the Issuance, a notice (the "Preemption
                                                                    ----------
          Notice") shall be furnished by the Company to each holder of Mezzanine
          ------
          Securities (the "Preemptive Purchaser Offerees"). The Preemption
                           -----------------------------
          Notice shall include the principal terms of the proposed Issuance, including without limitation the amount and kind of Subject Securities to be included in the Issuance, the percentage of the total number of shares of Common Stock outstanding on a fully-diluted basis as if all shares of Common Stock issuable upon exercise of Options held by any Person were issued and outstanding that the Subject Securities proposed to be sold represent (calculated, in the case of any Subject Securities that are Options or other convertible instruments on the basis of the number of shares of Common Stock issuable upon immediate exercise or conversion of such Subject Securities), the maximum and minimum price per unit of such Subject Securities (which maximum price shall not exceed the minimum price by more than 110%), the name of the Persons to whom the Subject Securities will be Issued (the "Proposed
                                                                      --------
          Buyers"), any other material terms of the proposed Issuance and will
          ------
          include:

                  (a) in the case of any proposed Issuance of Subject Securities described in clause (i) or (ii) of the first paragraph of Section 8, an offer by the Company to Issue to, and at the option of, such Preemptive Purchaser Offeree, a percentage of the Subject Securities equal to the portion that the total number of shares of Common Stock held by such Preemptive Purchaser prior to such proposed Issuance represents as a percentage of the total number of shares of Common Stock outstanding as of immediately prior to giving effect to such Issuance (in each case not including any portion of such Subject Securities and calculated on a fully diluted basis as if all shares of Common Stock issuable upon exercise of Options held by any Person were issued and outstanding; such portion being referred to herein as the "Basic Preemptive Portion"); and
           ------------------------

               (b) only in the case of any proposed Issuance of Subject Securities described in clause (ii) of the first paragraph of Section 8, if and solely to the extent such proposed Issuance together with any previous Issuances described in such clause (ii) does not exceed an aggregate purchase price of $3,000,000, an offer by the Company to Issue to, and at the option of, such Preemptive Purchaser Offeree, a portion (the "Special Preemptive Portion") of the Shares to be issued
                        --------------------------
          in such Issuance equal to the number obtained by multiplying:

                     (i) the lesser of (A) the number obtained by dividing (x) $3,000,000 minus the aggregate purchase price received by the Company in any prior Issuance of Subject Securities described in clause (ii) of the first paragraph of Section 8 by (y) the per Share price to be received by the Company in such Issuance or (B) the total number of Shares of Subject Securities being offered in such Issuance; times

                    (ii) a fraction, the numerator of which is the total number of shares of Common Stock held by such Preemptive Purchaser Offeree prior to such proposed Issuance and the denominator of which is the total number of shares of Common Stock held by all Preemptive Purchaser Offerees prior to such proposed Issuance (in each case not including any portion of such Subject Securities and calculated on a fully diluted basis as if all shares of Common Stock issuable upon exercise of Options held by any Person were issued and outstanding);

          provided, however, that in any case where the preceding clause (b) is
          --------  -------
          applicable, the provisions of clause (b) shall apply prior to application of the provisions of clause (a) above. The Basic Preemptive Portion plus, if applicable, the Special Preemptive Portion allocable to any Preemptive Purchaser Offeree in accordance with the foregoing provisions of this Section 8.1.1 is referred to herein as the "Preemptive Portion." Subject to the provisions of this Section
               ------------------
          8, any and all offers to issue to any Preemptive Purchaser Offeree its preemptive Portion of Subject Securities shall be on the same terms and conditions, with respect to each unit of Subject Securities issued to the Preemptive Purchaser Offerees, as apply to the Proposed Buyers with respect to the units of Subject Securities to be issued to them in such Issuance.

          8.1.2.  Holders of Management Securities.
                  --------------------------------

               8.1.2.1.    Offer. In the case of any proposed Issuance of
                           -----
          Subject Securities described in clause (i) of the first paragraph of
          Section 8 after the Company has sold $5,000,000 in such Issuances, not fewer than fifteen (15) business days prior to the consummation of the Issuance, a notice (the "Preemption Notice") shall be furnished by the
                                   -----------------
          Company to each holder of Management Securities other than any such holder the preemptive rights of which shall have expired pursuant to
          Section 8.3 (the "Preemptive Purchaser Offerees"). The Preemption
                            -----------------------------
          Notice shall include the principal terms of the proposed Issuance, including without limitation the amount and kind of Subject Securities to be included in the Issuance, the percentage represented by the Subject Securities proposed to be sold of the total number of shares of Common Stock outstanding on a fully-diluted basis, calculated as if all shares of Common Stock issuable upon exercise of Options held by any Person were issued and outstanding, and calculated, in the case of any Subject Securities that are Options or other convertible instruments, on the basis of the number of shares of Common Stock issuable upon immediate exercise or conversion of such Subject Securities, the maximum and minimum price per unit of such Subject Securities (which maximum price shall not exceed the minimum price by more than 110%), the name of the Persons to whom the Subject Securities will be Issued (the "Proposed Buyers"), any other material
                                          ---------------
          terms of the proposed Issuance and will include an offer by the Company to Issue to, and at the option of, such Preemptive Purchaser Offeree, a percentage of the Subject Securities described in clause
          (i) of the first paragraph of Section 8 equal to the portion that the total number of shares of Common Stock held by such Preemptive Purchaser prior to such proposed Issuance represents as a percentage of the total number of shares of Common Stock outstanding immediately prior to giving effect to such Issuance (in each case not including any portion of such Subject Securities and calculated on a fully diluted basis as if all shares of Common Stock issuable upon exercise of Options held by any Person were issued and outstanding; such portion being referred to herein as the "Basic Preemptive Portion").
                                                   ------------------------

               The Basic Preemptive Portion allocable to any Preemptive Purchaser Offeree in accordance with the foregoing provisions of this
          Section 8.1.2 is referred to herein as the "Preemptive Portion."
                                                      ------------------
          Subject to the provisions of this Section 8, any and all offers to issue to any Preemptive Purchaser Offeree its preemptive Portion of Subject Securities shall be on the same terms and conditions, with respect to each unit of Subject Securities issued to the Preemptive Purchaser Offerees, as apply to the Proposed Buyers with respect to the units of Subject Securities to be issued to them in such Issuance.

          8.1.3.  Time and Manner of Exercise by Offerees.  Each Preemptive
                  ---------------------------------------
     Purchaser Offeree desiring to accept the offer contained in the Preemption Notice shall send a written commitment to the Company specifying the amount of Subject Securities (not in any event to exceed the applicable Preemptive Portion of the respective total amount of Subject Securities to be included in the Issuance) which such Preemptive Purchaser Offeree desires to be issued within ten (10) business days after effectiveness of the Preemption Notice (each Preemptive Purchaser Offeree who so accepts the offer contained in the Preemption Notice being referred to herein as a "Participating Buyer"). Each Preemptive Purchaser Offeree who has not so
      -------------------
     accepted such offer shall be deemed to have waived all of his rights with respect to the Issuance, and the Company shall thereafter be free to Issue in the Issuance to the Proposed Buyers, at a price no less than 95% of the maximum price set forth in the Preemption Notice and otherwise on terms not substantially more favorable to the Proposed Buyers than as set forth in the Preemption Notice, without any further obligation to include such non-accepting Preemptive Purchaser Offerees in the Issuance. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than 95% of the maximum price set forth in the Preemption Notice or the other principal terms shall be substantially more favorable to the Proposed Buyer than as set forth in the Preemption Notice, it shall be necessary for a separate Preemption Notice to have been furnished, and the terms and provisions of this Section 8.1 separately complied with, in order to consummate such proposed Issuance pursuant to this Section 8.1; provided, however, that in the case of such a
                                   --------  -------
     separate Preemption Notice, the applicable period referred to in Sections
     8.1.1 and 8.1.2 shall be four (4) business days and the applicable period referred to in Section 8.1.3 shall be two (2) business days.

          The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions (subject to all of the provisions of this Agreement), with respect to each unit of Subject Securities Issued, as the Proposed Buyers shall be Issued each of his, her or its units of Subject Securities, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer's written commitment.

          If at the end of the one hundred twentieth (120th) day following the date on which the Preemption Notice was given the Company has not completed the Issuance as provided in the foregoing provisions of this Section 8, each Participating Buyer shall be released from his obligations under the written commitment, the Preemption Notice shall be null and void, and it shall be necessary for a separate Preemption Notice to have been furnished, and the terms and provisions of this Section 8.1 separately complied with, in order to consummate an Issuance pursuant to this Section 8.1, unless the failure to complete the Issuance resulted from any failure by any Preemptive Purchaser Offeree to comply in any material respect with the terms of this Section 8.

          8.1.4.  Certain Legal Requirements.  In the event the participation by
                  --------------------------
     any Preemptive Purchaser Offeree as a Participating Buyer would require under applicable law (i) the registration or qualification of any securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Issuance of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Company shall be obligated only to use its reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Buyer to receive such securities. Notwithstanding any provisions of this Section 8, if use of reasonable best efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Buyer to receive such securities, the Company may exclude such Participating Buyer from participation in the Issuance. The obligation of the Company to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Buyer to receive such securities shall be conditioned on such Participating Buyer executing such documents and instruments, and taking such other actions (including without limitation, if required by the Company on advice of its counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Company shall reasonably request in order to permit such requirements to have been complied with. Each Participating Buyer agrees to take such actions as the Company shall reasonably request in order to permit such requirements to have been complied with. The foregoing provisions of this Section 8.1.4 shall not apply to any Investor who is an "accredited investor" as defined in said Regulation D.

          8.1.5.  Special Rules in Certain Circumstances.
                  --------------------------------------

                  8.1.5.1. In the event that the participation of each Proposed Buyer in an Issuance is conditioned upon the purchase by such Proposed Buyer of any securities (including without limitation debt securities) other than Subject Securities ("Other Offered Securities"), the Company may require as a condition to the participation in the Issuance by the Preemptive Purchaser Offerees that such Preemptive Purchaser Offerees acquire in the Issuance, together with the Subject Securities to be acquired by them, Other Offered Securities in the same proportion to the Subject Securities to be acquired by them as Other Offered Securities are acquired by each Proposed Buyer in proportion to the Subject Securities acquired in the Issuance by such Proposed Buyer, on the same terms and conditions (except as specifically otherwise provided in this Section 8.1) as to each unit of Subject Securities and Other Offered Securities issued to the Preemptive Purchaser Offerees, as each of the Proposed Buyers shall be issued each of his, her or its units of Subject Securities and Other Offered Securities.

               8.1.5.2.     Notwithstanding the notice requirements of Sections
          8.1.1.1 and 8.1.2.1, in the event the Company determines that it would be impractical or imprudent under the circumstances of any Issuance proposed to finance (in whole or in part) any acquisition of or investment in any Person or business, the Company may proceed with such issuance prior to complying with the provisions of this Section 8.1, provided that thereafter the Company provides to each Investor entitled (as set forth in Sections 8.1.1 and 8.1.2) to participate in such Issuance: (a) prompt notice of such event and the Preemption Notice required by Section 8.1.1.1 or 8.1.2.1 within 10 Business Days of the occurrence of such event and (b) an opportunity to purchase Subject Securities (or securities identical in all material respects thereto) in the amounts and on the same terms and conditions provided in this Section 8.1.

          8.1.6.  Closing.  Each Participating Buyer shall take such actions and
                  -------
     execute such documents and instruments as shall be reasonably necessary or desirable in order to consummate the Issuance expeditiously and on the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each unit of Subject Securities Issued, as the Proposed Buyers shall be Issued each of his, her or its units of Subject Securities; provided, however, that in the event the consideration payable by the
     --------  -------
     Proposed Buyers in the Issuance for Subject Securities (or, if applicable, Other Offered Securities) includes any securities or other property other than cash, at the option of each Participating Buyer, such Participating Buyer may deliver, in lieu of such securities or other property other than cash, cash in the amount equal to the then Fair Market Value of such consideration constituting securities or other property other than cash.

          At the closing of any Issuance under this Section 8.1, each of the Participating Buyers shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Offered Securities) to be Issued to such

     Participating Buyer, registered in the name of such Participating Buyer or his or its designated nominee, free and clear of any Liens, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

     8.2  Excluded Transactions.  Notwithstanding the preceding provisions of
          ---------------------
this Section, the preceding provisions of this Section 8 shall not restrict:

     (a) any issuance of Shares, Options, convertible or exchangeable securities or stock appreciation or similar rights on and after the date hereof to officers, employees or directors of the Company or its Subsidiaries or to independent consultants, in each case under stock purchase or stock option incentive arrangements approved by the Board;

     (b) any issuance of securities upon the exercise of any Options, conversion or exchange of any other convertible or exchangeable security or conversion of any Shares or any other convertible securities outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 8;

     (c) any issuance of Shares pursuant to the Initial Public Offering or any subsequent Public Offering;

     (d) any issuance of securities in an exchange of securities for securities of any businesses acquired by, or combined with, the Company or any of its Subsidiaries or otherwise issued as part of the consideration paid in any business combination or acquisition transaction after the Original Closing Date; or

     (e) any other issuance of securities for consideration not consisting of cash.

     8.3  Right to Purchase Shares Underlying Series A Options in Certain
          ---------------------------------------------------------------
Circumstances. In the event that the Company does not within the 1997 calendar
-------------
year consummate one or more business acquisitions and in connection therewith issue Subject Securities as described in clause (i) of the first paragraph of
Section 8 (such Issuances being referred to herein as "Add-on Financing
                                                       ------ ---------
Issuances") having an aggregate value (based on the cash purchase price paid to
---------
the Company in connection with such Issuance(s)) in excess of $5,000,000, the Initial Fund Investor will have the right to purchase from each holder of Series A Options (at a price of $363.64 per share) a portion of the shares of Common Stock issuable upon exercise of the Series A Options held by such holder as provided in this Section 8.3. If the Initial Fund Investor elects to exercise such right it will notify the Company of such election by, or as promptly as practicable after, December 31, 1997. The total number of shares that the Initial

Fund Investor will have a right to purchase shall be in an amount having an aggregate value (based on the $363.64 per share price payable under this Section 8.3) equal to the amount by which $5,000,000 exceeds the amount of Add-on Financing Issuances consummated prior to December 31, 1997. The portion of such total number of shares that each holder of Series A Options shall be obligated to sell will be his pro rata portion (based on the total number of shares issuable upon exercise of Series A Options, owned by him as a percentage of all shares issuable upon exercise of all Series A Options in each case as of December 31, 1997). The closing of the transfer contemplated by this Section 8.3 shall occur as promptly as practicable following delivery of the Initial Fund Investors notice of election to exercise its rights under this Section 8.3 and each holder of Series A Options will exercise such options to the extent required for it to comply with its obligations hereunder.

     8.4  Period.  The foregoing provisions of this Section 8 shall terminate in
          ------
their entirety immediately upon the closing of the Initial Public Offering.

      9.  DETERMINATION OF FAIR MARKET VALUE.  The term "Fair Market Value"
                                                         -----------------
shall mean:

          (a) For purposes of Section 4 of this Agreement, the fair value of the applicable Security or other securities as of the applicable date on the basis of a sale of such Security or securities in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of an Option, the fair value of the Shares that may then be purchased by the holder of such Option upon exercise thereof, determined as described in this Section 9, minus the exercise price applicable thereto), and on the basis of a private company which is an on-going concern and not on a "going-public" basis. In determining such Fair Market Value, no discount shall be taken for the fact that the Securities in question may constitute a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Securities in question are subject to the restrictions and entitled to the rights provided hereunder. For purposes of Section 4 of this Agreement, such Fair Market Value shall be determined: (i) in the case of any Securities or other securities to be valued where the value of such Securities or other securities is reasonably likely to exceed $5,000,000 in the aggregate, absent any agreement between the Company and the holders of a majority of the Securities or other securities in question regarding such valuation, by an Independent Investment Banking Firm retained by the Company (the fees and expenses of which shall be the responsibility of the Company) selected as set forth below and (ii) in all other cases, in good faith by the Board. In the circumstances identified in clause (i) of the immediately preceding sentence, the Board shall provide to each of the holders of Securities or other Persons directly affected by such Fair Market

     Value determination a list of three Independent Investment Banking Firms none of whom shall be an Affiliate of any Investor, and within 15 days of receipt of such list, the holders of a majority of such holders or other Persons shall select from such list the Independent Investment Banking Firm to perform the calculation; provided, however, that in the event an
                                 --------  -------
     Independent Investment Banking Firm is not selected within such 15 day period, the Board shall make such selection.


          (b) For purposes of all other provisions of this Agreement, the fair value of the applicable Security or other securities as of the applicable date on the basis of a sale of such Security or securities in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of an Option, the fair value of the Shares that may then be purchased by the holder of such Option upon exercise thereof, determined as described in this Section 9, minus the exercise price applicable thereto). In determining such Fair Market Value, no discount shall be taken for the fact that the Securities in question may constitute a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Securities in question are subject to the restrictions and entitled to the rights provided hereunder. For purposes of Sections 5.2, 6.2 and 8.1.5 of this Agreement, such Fair Market Value shall be determined: (i) in the case of any Securities or other securities to be valued where the value of such Securities or other securities is reasonably likely to exceed $5,000,000 in the aggregate, absent any agreement between the Company and the holders of a majority of the Securities or other securities in question regarding such valuation, by an Independent Investment Banking Firm retained by the Company (the fees and expenses of which shall be the responsibility of the Company) selected as set forth below and (ii) in all other cases, in good faith by the Board. In the circumstances identified in clause (i) of the immediately preceding sentence, the Board shall provide to each of the holders of Securities or other Persons directly affected by such Fair Market Value determination a list of three Independent Investment Banking Firms none of whom shall be an Affiliate of any Investor, and within 15 days of receipt of such list, the holders of a majority of such holders or other Persons shall select from such list the Independent Investment Banking Firm to perform the calculation; provided, however, that in the event an Independent Investment
                  --------  -------
     Banking Firm is not selected within such 15 day period, the Board shall make such selection.

     10.  REMEDIES.

     10.1.  Generally.  The Company, the Acquired Company and all holders of
            ---------
Securities shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company, the Acquired Company or any holder of Securities. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

     10.2.  Deposit.  Without limiting the generality of Section 10.1, if any
            -------
Investor (a "Non-Complying Investor") fails to deliver any certificate or
             ----------------------
certificates evidencing Securities that may be required to be Transferred pursuant to any provision of this Agreement in accordance with the terms hereof, the Company or other Person entitled to purchase or require the Transfer of such securities may, at its option, in addition to all other remedies it may have, deposit the price for such Securities with any national bank or trust company having combined capital, surplus and undivided profits in excess of one hundred million dollars ($100,000,000) and which has agreed to act as escrow agent in the manner contemplated by this Section 10.2 and shall furnish or make available to all interested Persons satisfactory evidence of such deposit and thereupon the Company shall cancel on its books the certificate or certificates representing such Securities and, in the case of any such Transfer of Securities to a Person other than the Company issue, in lieu thereof and in the name of such Person, a new certificate or certificates representing such Securities and thereupon all of the Non-Complying Investor's rights in and to such Securities shall terminate. Thereafter, upon delivery to the Company by such Non-Complying Investor of the certificate or certificates evidencing such Securities (duly endorsed, or with stock powers or other appropriate instruments of transfer duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with all applicable stock transfer tax stamps affixed), the Company shall instruct the escrow agent referred to above to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Person who deposited the purchase price for such Securities) to such Non-Complying Investor.

      11. LEGEND. Each certificate representing Securities shall have the following legend endorsed conspicuously thereupon:

          "The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer unless pursuant to an exemption from the registration requirements thereunder."

          "The securities represented by this certificate are subject to restrictions on voting and transfer and requirements of sale as set forth in the Stockholders Agreement dated as of February 26, 1997, as amended and in effect from time to time, and constitute Securities as defined in such Stockholders Agreement. The Company will furnish a copy of such agreement to the holder of this certificate without charge upon written request."

     Each certificate representing Fund Securities shall have the following legend endorsed conspicuously thereupon:

          "The securities represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Fund Investor on or about February 26, 1997: _______________________."

     Each certificate representing Mezzanine Securities shall have the following legend endorsed conspicuously thereupon:

          "The securities represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Mezzanine Investor on or about February 26, 1997:_____________________."

     Each certificate representing Management Securities shall have the following legend endorsed conspicuously thereupon:

          "The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Management Investor on or about February 26, 1997:___________________."

     Any person who acquires Securities which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Securities.

     12.  AMENDMENT, ETC.

     12.1.  No Oral Modifications.  This Agreement may not be orally amended,
            ---------------------
modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

     12.2.  Written Modifications.  This Agreement may be amended, modified,
            ---------------------
extended or terminated, and the provisions hereof may be waived, by an agreement in writing signed by the Fund Majority Holders, the holders of sixty six and two-thirds percent (66-2/3%) of all Mezzanine Securities then outstanding and the holders of a majority of all Securities then outstanding and each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Securities subject hereto; provided,
                                                                --------
however, that no such amendment, modification, extension, termination or waiver
-------
which adversely affects the holders of any one or more of the following types of
Securities: Fund Securities, Mezzanine Securities or Management Securities shall be effective unless and until the consent of the holders of a majority of such type or types of Securities similarly effected has been obtained, voting together as a single group, and no amendment, modification, extension, termination or waiver of any of the provisions of Sections 3, 4, 5, 6, 7, 8, 9, 10 or 12 hereof or the definitions of terms as used therein will be effective with respect to the holders of Non-Fund Securities unless and until the consent of the holders of not less than 50% of such Non-Fund Securities has been obtained. In addition, each party hereto and each holder of Securities subject hereto may waive any of its rights hereunder by an instrument in writing signed by such party or holder.

     12.3.  Automatic Partial Termination.  The provisions of Sections 2, 3, 4,
            -----------------------------
5, 6 and 8 of this Agreement shall terminate and be of no further force or effect at the termination times specified in such sections; provided, however, that no such termination shall relieve any Person of liability for any breach of such sections prior to such termination.

     13.  MISCELLANEOUS.

     13.1.  Authority; Effect.  Each party hereto represents and warrants to and
            -----------------
agrees with each other party that the execution and delivery of this Agreement has been duly authorized on behalf of such party and does not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

     13.2.  Notices.  Notices and other communications provided for in this
            -------
Agreement shall be in writing and shall be effective (i) when two (2) days shall have elapsed (exclusive of Saturdays, Sundays and banking holidays in the City of New York) from their deposit for overnight delivery with Federal Express or other bonded courier (charges prepaid), addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party, (ii) when three (3) days shall have elapsed (exclusive of Saturdays, Sundays and banking holidays in the City of New York) from their deposit in the U.S. mail, postage prepaid and registered or certified, addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party, (iii) if delivered or sent by facsimile transmission, upon confirmation of transmission at the respective fax numbers set forth below (subject to written notice of change of facsimile number given by any party to each other party) or (iv) if earlier, upon receipt.

          If to the Company, to it at:

               Iron Age Holdings Corporation
               Robinson Plaza Three
               Suite 400
               Pittsburgh, PA  15205
               Fax Number:  (412) 787-8112
               Attention:  Chief Financial Officer

               with a copy to each of:

               Fenway Partners, L.P.
               157 West 57th Street
               New York, NY 10019
               Fax Number:  (212) 581-1205
               Attention:  Andrea Geisser

                        and

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110
               Fax Number:  (617) 951-7050
               Attention:  Patrick Diaz

          If to the Fund Investors, to them at:

               c/o Fenway Partners, L.P.
               157 West 57th Street
               New York, NY 10019
               Fax Number:  (212) 581-1205
               Attention:  Andrea Geisser

               with a copy to:

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110
               Fax Number:  (617) 951-7050
               Attention:  Patrick Diaz

          If to New York Life Insurance Company in its capacity as a Mezzanine Investor, to them at:

               New York Life Insurance Company
               51 Madison Avenue
               New York, NY 10010
               Fax Number:  (212) 447-4122
               Attention:  Adam G. Clemens and Andy Steuerman

               with a copy to:

               Goodwin, Procter & Hoar L.L.P.
               Exchange Place
               Boston, Massachusetts 02109
               Fax Number:  (617) 523-1231
               Attention: Kevin Dennis and E. Mattson Sibble

     If to any other Investor, to such Investor at the address set forth in the stock record book of the Company.

     Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

     13.3.  Binding Effect, etc. This Agreement constitutes the entire agreement
            -------------------
of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. No provision of this Agreement providing for the expiration of any provision by lapse of time or upon the occurrence of specified events or otherwise shall relieve any Person of liability for breach or violation prior to such expiration.

     13.4.  Descriptive Headings. The descriptive headings of this Agreement are
            --------------------
for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

     13.5.  Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     13.6.  Severability.  If in any judicial or arbitral proceedings a court or
            ------------
arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.


     14.    GOVERNING LAW, ARBITRATION.

     14.1.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     14.2.  Consent to Jurisdiction. Each of the parties agrees that all
            -----------------------
actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof
(i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the
----- --- ----------
above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 13.2 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that such service of process does not constitute good and sufficient service of process.

     14.3.  Waiver of Jury Trial. To the extent not prohibited by applicable law
            --------------------
which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 14.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     14.4.  Reliance.  Each of the parties hereto acknowledges that he or it has
            --------
been informed by each other party that the provisions of Section 14 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first written above.

THE COMPANY                         IA HOLDINGS CORP.


                                    By  /s/ Andrea Geisser
                                      ____________________________________
                                      Title: Vice President

THE INITIAL FUND INVESTOR           FENWAY PARTNERS CAPITAL FUND, L.P.
                                    By: Fenway Partners, L.P., its general
                                          partner

                                      By: Fenway Partners Management, Inc.,
                                             its general partner


                                      By:  /s/ Andrea Geisser
                                         __________________________________
                                              An Authorized Signatory

THE INITIAL MEZZANINE INVESTOR      NEW YORK LIFE INSURANCE COMPANY


                                    By  /s/ Andrew Steuerman
                                       __________________________________
                                       Title:  Assistant Vice President

     By their execution hereof, each of the undersigned agrees to be bound by the provisions of the foregoing Stockholders Agreement as a Management Investor.

THE INITIAL MANAGEMENT INVESTORS

                                        /s/ Donald R. Jensen
                                    ____________________________________
                                        Donald R. Jensen, individually

                                        /s/ William J. Mills
                                    ____________________________________
                                        William J. Mills, individually

                                        /s/ Keith A. McDonough
                                    ____________________________________
                                        Keith A. McDonough, individually


                                        /s/ Willie J. Taaffe
                                    ____________________________________
                                        Willie J. Taaffe, individually

                                        /s/ Joseph Sebes
                                    ____________________________________
                                        Joseph Sebes, individually

                                        /s/ John Engel
                                    ____________________________________
                                        John Engel, individually